UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2022

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TRTN	New York Stock Exchange
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange
5.75% Series E Cumulative Redeemable Perpetual Preference Shares	TRTN PRE	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Term Loan Facility and Revolving Credit Facility

On October 26, 2022, Triton International Limited ("Triton" or the "Company"), as guarantor, and its wholly-owned subsidiaries, Triton Container International Limited ("TCIL") and TAL International Container Corporation, as borrowers (the "Borrowers"), entered into amendments to the Borrowers’ (a) existing $1.2 billion term loan agreement (the "Term Loan Agreement") with PNC Bank, National Association, as administrative agent, and various lenders party thereto (the "Term Loan Amendment") and (b) existing $2.0 billion revolving credit agreement (the "Revolving Credit Agreement") with Bank of America, N.A., as administrative agent, and various lenders party thereto (the "Revolver Amendment" and together with the Term Loan Amendment, the "Amendments").

The Amendments, among other things, transitioned the benchmark interest rate for borrowings under both the Term Loan Agreement and the Revolving Credit Agreement from LIBOR to Term SOFR. Borrowings under the facilities will now bear interest at a rate equal to, at TCIL’s option, either (a) a base rate determined by reference to the highest of (1) the U.S. federal funds rate plus 0.5%, (2) the prime rate of the administrative agent under the respective facility and (3) one-month Term SOFR plus 1.0%, or (b) Term SOFR for the interest period relevant to such borrowing plus a credit adjustment of 0.10% and adjusted for certain additional costs, plus, in each case, the applicable margin. The applicable margin in respect of base rate loans will be between 0.250% and 0.625%, and the applicable margin in respect of Term SOFR loans will be between 1.250% and 1.625%, in each case based on the rating of Triton’s senior unsecured debt assigned by Standard & Poor’s Ratings Services. The applicable margins remained unchanged as a result of the Amendments. In addition, the Revolver Amendment extended the maturity date of the Revolving Credit Agreement to October 26, 2027.

The above descriptions of the Term Loan Amendment and Revolver Amendment are qualified in their entirety by reference to the full text of the Term Loan Agreement, as amended by the Term Loan Amendment, and the Revolving Credit Agreement, as amended by the Revolver Amendment, respectively, conformed copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: October 27, 2022	By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Senior Vice President, General Counsel and Secretary

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